 ------------------------------------------------------------------------------

                      AGREEMENT AND PLAN OF REORGANIZATION

                                  by and among

                           FORMULA FOOTWEAR, INC. and

                            FORMULA ACQUISITION CORP.

                                       and

                         VSUS TECHNOLOGIES INCORPORATED,

                          SAFE MAIL INTERNATIONAL LTD.,

                         SAFE MAIL DEVELOPMENT LTD. and

                             OFIR HOLDINGS LTD. and

                           HANNAH and AMIRAM OFIR and

                                 TETRAKTYS LTD.

                             dated February 24, 2004



 ------------------------------------------------------------------------------

                      AGREEMENT AND PLAN OF REORGANIZATION

         This Agreement and Plan of Reorganization (this "Agreement") is made and entered into as of February 24, 2004, by and among Formula Footwear, Inc., a Utah corporation ("Parent"), Formula Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Acquisition Co."), VSUS Technologies Incorporated, a Delaware corporation ("VSUS"), Safe Mail International, Ltd., a company registered in the British Virgin Islands ("SMI") and Safe Mail Development Ltd., a company registered in Israel ("SMD") (collectively, the "Subsidiary", and together with VSUS, the "Company") and Ofir Holdings Ltd., Hannah and Amiram Ofir and Tetraktys Ltd. (collectively, the "Principal Stockholders").

                                    RECITALS:

         A. Upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Utah (the "UGCL") and the General Corporation Law of the State of Delaware (the "DGCL"), Parent and VSUS will enter into a business combination transaction pursuant to which Acquisition Co. will merge with and into VSUS (the "Merger") with VSUS being the surviving corporation.

         B. The Board of Directors of Parent (i) has determined that the Merger is consistent with and in furtherance of the longterm business strategy of Parent and fair to, and in the best interests of, Parent and its stockholders, and (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement.

         C. The Board of Directors of VSUS (i) has determined that the Merger is consistent with and in furtherance of the longterm business strategy of the Company and fair to, and in the best interests of, VSUS and its shareholders, and (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement.

         D. The shareholders beneficially owning a majority of the issued and outstanding shares of common stock of VSUS have approved this Agreement, the Merger and the other transactions contemplated by this Agreement.

         E. The stockholder of Acquisition Co. has approved this Agreement, the Merger and other transactions contemplated by this Agreement.

         F. Parent, Acquisition Co. and the Company desire to make certain representations and warranties and other agreements in connection with the Merger.

         G. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Code, and to cause the Merger to qualify as a reorganization under the provisions of Section 368(a) of the Code.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         1.1 DEFINED TERMS. In addition to terms defined elsewhere in this Agreement, the following defined terms have the meanings indicated below:

         "Acquisition" shall mean any transaction resulting in the acquisition by Parent of another entity (including, without limitation, by means of a stock purchase, reorganization, merger or consolidation).

         "Acquisition Co." has the meaning set forth in the first paragraph of this Agreement.

         "Acquisition Co. Common Stock" means the shares of common stock of Acquisition Co., $0.001 par value.

         "Actions or Proceedings" means any action, suit, proceeding, arbitration, Order, inquiry, hearing, assessment with respect to fines or penalties or litigation (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental or Regulatory Authority.

         "Affiliate" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person.

         "Assets and Properties" and "Assets or Properties" of any Person each means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person, including, without limitation, cash, cash equivalents, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property.

         "Benefit Plan" means any Plan established, arranged or maintained by the Company or any corporate group of which the Company is or was a member, existing at the Closing Date or prior thereto, to which the Company contributes or has contributed, or under which any employee, officer, director or former employee, officer or director of the Company or any beneficiary thereof is covered, is eligible for coverage or has benefit rights.

         "Books and Records" of any Person means all files, documents, instruments, papers, books, computer files (including but not limited to files stored on a computer's hard drive or on floppy disks), electronic files and records in any other medium relating to the business, operations or condition of such Person.

         "Breach" means a "Breach" of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement or any other agreement or document will be deemed to have occurred if there is or has been (a) any inaccuracy in, a breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, or (b) any claim (by any Person) or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation, or other provision, and the term "Breach" means any such inaccuracy, breach, failure, claim, occurrence or circumstance.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Company" has the meaning set forth in the first paragraph of this Agreement.

         "Company Disclosure Schedule" means the disclosure schedule attached hereto which sets forth the exceptions to the representations and warranties contained in Article III hereof and certain other information called for by this Agreement.

         "Consent" means any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

         "Contemplated Transactions" means all of the transactions contemplated by this Agreement, including: (a) the Merger; (b) the performance by Parent and VSUS of their respective covenants and obligations under this Agreement; and (c) Parent's acquisition and ownership of VSUS Shares and exercise of control over VSUS.

         "Contract" means any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

         "DGCL" shall mean the General Corporation Law of the State of Delaware.

         "Copyrights" has the meaning set forth in the definition of "Intellectual Property."

         "Encumbrances" means any mortgage, pledge, assessment, security interest, deed of trust, lease, lien, adverse claim, equitable interest, levy, charge, community property interest, right of first refusal or other encumbrance of any kind, or any conditional sale or title retention agreement or other agreement to give any of the foregoing in the future.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "GAAP" means United States generally accepted accounting principles, as currently defined by the Financial Accounting Standards Board ("FASB") and other agencies permitted by law to issue such pronouncements.

         "Governmental Authorization" means any approval, consent, license, permit, waiver, or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental or Regulatory Authority or pursuant to any Legal Requirement.

         "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States or other country, any state, county, city or other political subdivision.

         "Intellectual Property" means (i) inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations in part, revisions, extensions and reexaminations thereof (collectively, "Patents"); (ii) trademarks, service marks, trade dress, logos, trade names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith (collectively, "Trademarks"), (iii) copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith and mask works and all applications, registrations and renewals in connection therewith (collectively, "Copyrights");
(iv) trade secrets and confidential business information (including without limitation, product specifications, data, knowhow, inventions and ideas, past, current and planned research and development, customer lists, current and anticipated customer requirements, price lists, market studies, business plans), however documented; (v) proprietary computer software and programs (including object code and source code) and other proprietary rights and copies and tangible embodiments thereof (in whatever form or medium); (vi) database technologies, systems, structures and architectures (and related processes, formulae, compositions, improvements, devices, knowhow, inventions, discoveries, concepts, ideas, designs, methods and information) and any other related information, however, documented; (vii) any and all information concerning the business and affairs of a Person (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel and personnel training and techniques and materials), however documented; (viii) any and all notes, analysis, compilations, studies, summaries, and other material prepared by or for a Person containing or based, in whole or in part, on any information included in the foregoing, however documented; (ix) all industrial designs and any registrations and applications therefor; (x) all databases and data collections and all rights therein; and (xi) any similar or equivalent rights to any of the foregoing anywhere in the world.

         "Interim Financial Statements" means the unaudited consolidated balance sheet and the related unaudited consolidated profit and loss statements for the Company, in each case for the nine month period ended September 30, 2003, prepaid in accordance with GAAP and accompanied by appropriate supporting schedules.

         "Knowledge of the Company" or "Known to the Company" means the knowledge of Amiram Ofir and/or Matis Cohen of the Company. Amiram Ofir and/or Matis Cohen will be deemed to have knowledge of a particular fact or other matter if: (i) such individual is actually aware of such fact or other matter; or (ii) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter.

         "Knowledge of Parent" or "Known to Parent" means the knowledge of any officer or director of Parent. An officer or director of Parent will be deemed to have Knowledge of a particular fact or other matter if: (i) such individual is actually aware of such fact or other matter; or (ii) a prudent individual in such a position should be aware of such fact or other matter in the ordinary course of performing his duties or responsibilities.

         "Legal Requirement" means any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute or treaty.

         "Material Adverse Effect" means, for any Person, a material adverse effect whether individually or in the aggregate (a) on the business, operations, financial condition, Assets and Properties, material liabilities or prospects of such Person, or (b) on the ability of such Person to consummate the transactions contemplated hereby.

         "Merger" has the meaning set forth in the first recital of this Agreement.

         "Order" means any award, decision, writ, judgment, decree, ruling, subpoena, verdict, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

         "Ordinary Course of Business" means the action of a Person that is (i) consistent with the past practices of such Person and is taken in the ordinary course of the normal day to day operations of such Person; (ii) not required to be authorized by the board of directors of the Company; and (iii) similar in nature and magnitude to actions customarily taken, without the action of the board of directors or similar body, in the ordinary course of the normal day to day operations of other Persons that are in the same line of business as the Company.

         "OTCBB" shall mean the National Association of Securities Dealers, Inc. Over the Counter Bulletin Board.

         "Parent" has the meaning set forth in the first paragraph of this Agreement.

         "Parent Common Stock" means the shares of common stock of Parent, $0.001 par value.

         "Parent Disclosure Schedule" means the disclosure schedule attached hereto which sets forth the exceptions to the representations and warranties contained in Article IV hereof and certain other information called for by this Agreement.

         "Parent SEC Documents" means each form, report, schedule, statement and other document required to be filed by the Parent since November 1, 2001 through the date of this Agreement under the Exchange Act or the Securities Act or by the rules and regulations of the OTCBB, including any amendment to such document, whether or not such amendment is required to be so filed.

         "Patents" has the meaning set forth in the definition of "Intellectual Property."

         "Permits" means all licenses, permits, certificates of authority, authorizations, approvals, registrations and similar consents granted or issued by any Governmental or Regulatory Authority.

         "Permitted Encumbrance" means (a) any Encumbrance for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP (or other applicable law) and (b) any minor imperfection of title or similar Encumbrance which individually or in the aggregate with other such Encumbrances does not impair the value of the property subject to such Encumbrance or the use of such property in the conduct of the business of the Company.

         "Person" means any natural person, corporation, general partnership, limited partnership, limited liability company, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

         "Plan" means any bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, workers' compensation or other insurance, severance, separation or other employee benefit plan, practice, policy or arrangement of any kind, whether written or oral.

         "Principal Stockholders" has the meaning set forth in the first paragraph of this Agreement.

         "Proceeding" means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental or Regulatory Authority.

         "Qualified Plan" means each Benefit Plan which is intended to qualify under Section 401 of the Code (or other applicable law).

         "Related Person" means with respect to a particular individual:

                  (a)      each other member of such individual's Family;

                  (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family;

                  (c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and

                  (d) any Person with respect to which such individual or one or more members of such individual's Family serve as a director, officer, partner, executor, or trustee (or in a similar capacity).

         With respect to a specified Person other than an individual:

                  (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

                  (b) any Person that holds a Material Interest in such specified Person;

                  (c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity);

                  (d) any Person in which such specified Person holds a Material Interest;

                  (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and

                  (f) any Related Person of any individual described in clause (b) or (c).

         For purposes of this definition, (a) the "Family" of an individual includes (i) the individual, (ii) the individual's spouse and former spouses, and (iii) any other natural person who resides with such individual, and (b) "Material Interest" means direct or indirect benefit ownership (as defined in Rule 13d3 under the Exchange Act) of voting securities or other voting interests representing at least 10% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 10% of the outstanding equity securities or equity interests in a Person.

         Safe Mail Financial Statements" means (i) the unaudited balance sheet of the Company for the fiscal period ended December 31, 2002, and the unaudited profit and loss statements of the Company for the fiscal periods ended December 31, 2001 and 2002, and (ii) the Interim Financial Statements.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Senior Noteholders" means those certain holders of promissory notes in the aggregate principal amount of $1,400,000 issued by Company on November 10, 2003, and identified on Schedule I annexed hereto.

         "Subsidiary" has the meaning set forth in the first paragraph of this Agreement.

         "Subsidiary Stockholders" means the holders of the issued and outstanding shares of common stock, par value $0.001, of Subsidiary.

         "Tax" (and, with correlative meaning, "Taxes," "Taxable" and "Taxing") means: (i) any federal, state, local or foreign income, alternative or addon minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental or Regulatory Authority responsible for the imposition of any such tax (domestic or foreign),
(ii) any liability for payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined, unitary or other group for any Taxable period and (iii) any liability for the payment of any amounts of the type described in (i) or (ii) as a result of any express or implied obligation to indemnify any other person.

         "Tax Return" means any return, report, information return, schedule or other document (including any related or supporting information) filed or required to be filed with respect to any taxing authority with respect to Taxes.

         "VSUS Common Stock" shall mean the Common Stock of VSUS, $0.001 par value.

         "VSUS Stockholders" means the holders of Outstanding Common Stock, including the Principal Stockholders.

         "Threatened" means a claim, Proceeding, dispute, action or other matter will be deemed to have been "Threatened" if any demand or statement has been made in writing, or any notice has been given in writing, or if any other event has occurred or any other circumstances exist that would lead a prudent Person to conclude that such a claim, proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

         "Trademarks" has the meaning set forth in the definition of "Intellectual Property."

         "Trade Secrets and Other Proprietary Information" has the meaning set forth in the definition of "Intellectual Property."

         "UGCL" shall mean the General Corporation Law of the State of Utah.

                                   ARTICLE II
                                   THE MERGER

         2.1 THE MERGER. At the Effective Time and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the UGCL and the DGCL, Acquisition Co. shall be merged with and into VSUS, the separate corporate existence of Acquisition Co. shall cease and VSUS shall continue as the surviving corporation. VSUS as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

         2.2 EFFECTIVE TIME. Subject to the provisions of this Agreement, the parties hereto shall cause the Merger to be consummated by the filing of a Certificate of Merger substantially in the form attached hereto as Exhibit A (the "Certificate of Merger") with the Secretary of State of the State of Delaware, in accordance with the relevant provisions of the DGCL (the time of acceptance by the Secretary of State of the State of Delaware of such filing, being the "Effective Time") as soon as practicable on the Closing Date. Unless the context otherwise requires, the term "Agreement" as used herein refers collectively to this Agreement and the Certificate of Merger.

         2.3 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of VSUS and Acquisition Co. shall vest in the Surviving Corporation, and all debts, liabilities and duties of VSUS and Acquisition Co. shall become the debts, liabilities and duties of the Surviving Corporation.

         2.4 ARTICLES OF INCORPORATION; BYLAWS.

             (a) At the Effective Time, the Articles of Incorporation of VSUS shall be the Articles of Incorporation of the Surviving Corporation.

             (b) At the Effective Time, the Bylaws of VSUS shall be the Bylaws of the Surviving Corporation.

         2.5 DIRECTORS AND OFFICERS. The directors of Surviving Corporation immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, to serve until their respective successors are duly elected or appointed and qualified. The officers of Surviving Corporation immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, to serve until their successors are duly elected or appointed or qualified.

         2.6 EFFECT ON CAPITAL STOCK/MERGER CONSIDERATION.

             (a) Conversion of VSUS Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of any Person, each share of VSUS Common Stock issued and outstanding immediately prior to the Effective Time (the "Outstanding VSUS Common Stock"), shall be canceled and automatically converted into the right to receive, upon surrender of the certificates representing such shares and a letter of transmittal (which shall be in such form and have such provisions as Parent may reasonably specify), a ratable portion of the Stock Consideration as determined in Section 2.6(d) below. All shares of Parent Common Stock shall be "restricted securities" that are not freely publicly tradable except in accordance with the applicable provision of the Securities Act and/or the general rule rules and regulations of the Securities and Exchange Commission promulgated thereunder. At the Effective Time, all rights in respect of such Outstanding VSUS Common Stock shall cease to exist, other than the right to receive the Stock Consideration, and all such shares shall be cancelled and retired.

             (b) Conversion of VSUS Options and Warrants. At the Effective Time, by virtue of the Merger and without any action on the part of any Person, each option or warrant to acquire VSUS Common Stock outstanding immediately prior to the Effective Time (the "Outstanding VSUS Options"), shall be canceled and automatically converted into the right to receive, upon surrender of the options or warrants, as the case may be, and a letter of transmittal (which shall be in such form and have such provisions as Parent may reasonably specify) like options and warrants of Parent to acquire shares of Parent Common Stock, and that a sufficient number of shares of Parent authorized common stock be reserved for issuance in the event of the exercise of such options and warrants. All shares of Parent Common Stock underlying such options and warrants shall be "restricted securities" that are not freely publicly tradable except in accordance with the applicable provision of the Securities Act and/or the general rules and regulations of the Securities and Exchange Commission promulgated thereunder. At the Effective Time, all rights in respect of such outstanding VSUS Options shall cease to exist other than the right to receive the Option Consideration as determined in Section 2.6(d) below and all such options and warrants shall be canceled.

             (c) No Fractional Shares. In lieu of fractional shares that would otherwise be issued to holders of Outstanding VSUS Common Stock under this Agreement, each holder of Outstanding VSUS Common Stock that would have been entitled to receive a fractional share shall receive such whole number of shares of Parent Common Stock as is equal to the precise number of shares of Parent Common Stock to which such person would be entitled rounded down to the nearest whole number.

             (d) Merger Consideration. The merger consideration shall consist of

11,836,012 shares of Parent Common Stock (the "Merger Consideration") which shall be issued, pro rata, to the VSUS Stockholders at Closing (as defined in Section 2.7 below) and shall represent approximately 96% of the post-Merger issued and outstanding shares of Parent Common Stock.

             (e) Actions at the Effective Time. At the Effective Time:

                 (i) Each share of Outstanding VSUS Common Stock will automatically, by virtue of the Merger and without any action on the part of the holder thereof, be canceled and converted into a right to receive from Parent the Stock Consideration in the amount as determined pursuant to this Section 2.6.

                 (ii) The Outstanding VSUS Options will be automatically, by virtue of the Merger and without any action on the part of the holder thereof, be canceled and converted into a right to receive from Parent the Option Consideration in the amount as determined pursuant to this Section 2.6.

                 (iii) Each share of common stock of Acquisition Co. ("Acquisition Co. Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation and shall constitute the only shares of capital stock of the Surviving Corporation outstanding immediately after the Effective Time. Each stock certificate of Acquisition Co. evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

         2.7 CLOSING.

             (a) Time and Place. The consummation of the Merger under this Agreement (the "Closing") shall take place at the offices of Bondy & Schloss LLP, 60 East 42nd Street, 37th Floor, New York, NY 10165, at 10:00 a.m. on February 24, 2004, or at such time and in such manner as the parties mutually agree (the "Closing Date").

             (b) Closing Deliveries by VSUS and the Principal Stockholders. At the Closing, VSUS and the Principal Stockholders, as the case may be, shall have delivered or caused to be delivered to Parent and/or Acquisition Co., as the case may be:

                 (i) the Certificate of Merger, duly executed by VSUS;

                 (ii) a certificate of an officer of VSUS substantially in the form of Exhibit B attached hereto, duly executed by VSUS;

                 (iii) a certificate of the Secretary of VSUS substantially in the form of Exhibit C attached hereto, certifying as of the Closing Date (A) a true and complete copy of the organizational documents of VSUS certified as of a recent date by the Secretary of State of Delaware, (B) a certificate of each appropriate Secretary of State certifying the good standing of VSUS in its state of incorporation and all states in which it is qualified to do business, (C) a true and complete copy of the resolutions of the board of directors of VSUS and the resolutions of the Principal Stockholders of VSUS, each authorizing the execution, delivery and performance of this Agreement by VSUS and the consummation of the transactions contemplated hereby and

(D) incumbency matters; and

                 (iv) such other documents as Parent may reasonably request for the purpose of facilitating the consummation of the Contemplated Transactions.

             (c) Closing Deliveries By Parent. At the Closing, Parent and/or Acquisition Co., as the case may be, shall have delivered or caused to be delivered to VSUS and/or the VSUS Stockholders, as the case may be:

                 (i) a certificate of an officer of Parent, substantially in the form of Exhibit D attached hereto, duly executed by Parent;

                 (ii) a certificate of the Secretary of Parent, on behalf of Parent and Acquisition Co., substantially in the form of Exhibit E attached hereto, certifying as of the Closing Date (A) a true and complete copy of the organizational documents of Parent and Acquisition Co. certified as of a recent date by the Secretaries of State of Utah and Delaware, (B) a true and complete copy of the resolutions of the board of directors of Parent and Acquisition Co. authorizing the execution, delivery and performance of this Agreement by Parent and the consummation of the transactions contemplated hereby and (C) incumbency matters;

                 (iii) resignation letter of each of the officers and directors of Parent dated effective as of the Closing;

                 (iv) a Guaranty and Security Agreement, substantially in the form to be mutually agreed upon in good faith by Parent and the Company and to be attached hereto as Exhibits F and G prior to the Closing (the "Note"), duly executed by Parent for the assumption of all of the Company's obligations whatsoever under the Loan Documents (as that term is defined in the Loan Agreement dated November 10, 2003 by and between VSUS and the several lenders set forth on the signature pages thereto) to the Senior Noteholders of Company; and

                 (v) such other documents as VSUS may reasonably request for the purpose of facilitating the consummation of the Contemplated Transactions.

         2.8 EXEMPTION FROM REGISTRATION. The issuance of the Parent Common Stock issuable as Stock Consideration will be exempt from registration requirements of the Securities Act pursuant to the private placement exemption provided by Regulation S and/or Rule 505 and/or 506 of Regulation D promulgated under the Securities Act and/or Section 4(2) of the Securities Act.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

         The Company represents and warrants to Parent and Acquisition Co. as of the date hereof and as of the Closing Date, except as set forth on the Company Disclosure Schedule furnished to Parent specifically identifying the relevant subparagraphs hereof, which exceptions shall be deemed to be representations and warranties as if made hereunder, as follows:

         3.1 ORGANIZATION OF THE COMPANY. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, the state of Israel, or the British Virgin Islands, as the case may be. The Company is duly authorized to conduct business and is in good standing in Delaware, in Israel, in the British Virgin Islands and each jurisdiction where such qualification is required except for any jurisdiction where failure so to qualify would not have a Material Adverse Effect upon the Company. The Company has full power and authority, and holds all Permits and authorizations necessary to carry on its business and to own and use the Assets and Properties owned and used by the Company except where the failure to have such power and authority or to hold such Permit or authorization would not have a Material Adverse Effect on the Company's business. The Company has delivered to Parent correct and complete copies of its charter documents and organizational documents, each as amended to date.

         3.2 CAPITAL STOCK OF THE COMPANY.

             (a) The authorized capital stock of VSUS consists of (i) 100,000,000 shares of Common Stock, par value $0.001 per share, of which 11,836,012 are issued and outstanding as of the date hereof; (ii) no shares of Preferred Stock; and (ii) no shares of capital stock of VSUS in treasury. Each share of the issued and outstanding VSUS Common Stock is duly authorized, validly issued, fully paid and nonassessable. Section 3.2(a) of the Company Disclosure Schedule sets forth a complete and accurate list specifying the number of shares of VSUS Common Stock held by each VSUS Stockholder.

             (b) The authorized stock of SMI consists of (i) 50,000 shares of Common Stock, par value $0.001 per share ("SMI Common Stock"), of which 10,000 are issued and outstanding as of the date hereof; (ii) no shares of Preferred Stock; and (iii) no shares of capital stock in treasury.

                 The authorized stock of SMD consists of (i) 50,000 shares of Ordinary Shares, par value $0.001 per share ("SMD Common Stock"), of which 10,000 are issued and outstanding as of the date hereof; (ii) no shares of Preferred Stock; and (iii) no shares of capital stock in treasury.

                 Each share of the issued and outstanding SMI Common Stock and SMD Common Stock is duly authorized validly issued, fully paid and nonassessable. Section 3.2(b) of the Company Disclosure Schedule sets forth a complete and accurate list specifying the number of shares of SMI Common Stock and SMD Common Stock held by each Subsidiary Stockholder.

             (c) Except as disclosed in Section 3.2(c) of the Company Disclosure Schedule there are no subscriptions, options, warrants, calls, commitments and other rights of any kind for the purchase or acquisition of, and any securities convertible or exchangeable for, any capital stock of the Company.

             (d) There are no agreements to which the Company, the Company Stockholders or Subsidiary Stockholders are parties or by which they are bound with respect to the voting (including voting trusts or proxies), registration under the Securities Act, or sale or transfer (including agreements relating to preemptive rights, rights of first refusal, cosale rights or "dragalong" rights) of any securities of the Company.

         3.3 OWNERSHIP OF SHARES. Each of the Company Stockholders owns beneficially and of record that number of shares of Company Common Stock or Subsidiary Common Stock, as the case may be, listed opposite such stockholder's name in Section 3.2(a) of the Company Disclosure Schedule, free and clear of all Encumbrances, and has good and valid title to such shares. The delivery of the stock certificate(s) representing the Outstanding Company Common Stock and owned by the Company Stockholders in the manner provided in Section 2.6 will transfer to the Parent good and valid title thereto free and clear of all Encumbrances.

         3.4 AUTHORITY OF THE COMPANY. VSUS has all necessary power and authority and has taken all action necessary to enter into this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder and no other proceedings on the part of VSUS are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by VSUS and constitutes a legal, valid and binding obligation of VSUS enforceable against VSUS in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

         3.5 NO AFFILIATES. Except as disclosed in Section 3.5 of the Company Disclosure Schedule, VSUS does not have any Affiliates or subsidiaries and is not a partner in any partnership or a party to a joint venture.

         3.6 CONSENTS AND GOVERNMENTAL APPROVALS AND FILINGS. No consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of the Company is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

         3.7 BOOKS AND RECORDS. The minute books and other corporate records of the Company as made available to Parent contain a true and complete record of all actions taken at all meetings and by all written consents in lieu of meetings of the shareholders, the boards of directors and committees of the boards of directors of the Company. The Company has delivered or made available true and complete copies of each document which has been requested by Parent or its counsel in connection with their legal and accounting review of the Company. The stock transfer ledgers and other similar records of the Company accurately reflect all issuances and record transfers in the capital stock of the Company. The other Books and Records of the Company are true, correct and complete and have been maintained in accordance with sound business practices.

         3.8 COMPANY FINANCIAL STATEMENTS. The Company has previously delivered to Parent the Company Financial Statements. Such Company Financial Statements
(i) are true, correct and complete, (ii) have been prepared in accordance with the Books and Records of the Company, (iii) have been prepared in conformity with GAAP, and (iv) fairly present the financial condition and results of operations of the Company as of the respective dates thereof and for the periods covered thereby; provided that the Interim Financial Statements are subject to normal year end adjustments and lack footnotes and certain other presentation items.

         3.9 ABSENCE OF CHANGES. Except for the execution and delivery of this Agreement and the transactions to take place pursuant hereto on or prior to the Closing Date, since December 31, 2002, there has not been any material adverse change, or any event or development which, individually or together with other such events, could reasonably be expected to result in a Material Adverse Effect on the Company.

         3.10 NO UNDISCLOSED LIABILITIES. Except as disclosed in Section 3.10 of the Company Disclosure Schedule or in the Safe Mail Financial Statements, there are no liabilities (whether known or unknown, whether asserted or unasserted whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including but not limited to any liability for Taxes), nor any basis for any claim against the Company for any such liabilities, relating to or affecting the Company or any of its Assets and Properties, other than such liabilities incurred after December 31, 2002 in the Ordinary Course of Business which have not had, and could not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect on the Company.

         3.11 BENEFIT PLANS.

              (a) Section 3.11 (a) of the Company Disclosure Schedule lists each Benefit Plan together with a brief description of the type of plan and benefit provided thereunder. The Company has no commitment, proposal, or communication to employees regarding the creation of an additional Plan or any increase in benefits under any Benefit Plan. The Company has provided to Parent (i) a copy of each Benefit Plan (including amendments) or, where substantially similar arrangements exist, a sample copy and a list of persons participating in such arrangement, (ii) the three most recent annual reports for each Benefit Plan required to file any such report and (iii) the most recent trustee's report for each Benefit Plan funded through a trust.

              (b) Each Benefit Plan has been operated and administered in all material respects in accordance with its terms and, as of the Closing Date, will be in full compliance, in form and operation, with all applicable laws. The reserves reflected in the Safe Mail Financial Statements for the obligations of the Company under all Benefit Plans are adequate and were determined in accordance with applicable law.

              (c) The consummation of the transactions contemplated by this Agreement will not, either immediately or upon the occurrence of any event thereafter, (i) entitle any current or former employee or officer or director of the Company to severance pay, unemployment compensation or any other payment, or
(ii) accelerate the time of payment or vesting, or increase the amount of compensation otherwise due any such individual.

         3.12 REAL PROPERTY. The Company does not own any real property. Section
3.12 of the Company Disclosure Schedule contains a complete and accurate legal description of each parcel of real property leased by the Company (as lessee or lessor) (the "Real Property") and all Encumbrances (other than Permitted Encumbrances) relating to or affecting the Real Property. The Company has a valid leasehold interest in, all real property used in or relating to the conduct of the Company's business, free and clear of all Encumbrances other than Permitted Encumbrances.

         3.13 INTELLECTUAL PROPERTY RIGHTS.

              (a) Section 3.13(a) of the Company Disclosure Schedule sets forth, for the Intellectual Property owned, in whole or in part, including jointly with others (such schedule specifies if such Intellectual Property is owned jointly), by the Company, a complete and accurate list of all United States and foreign (a) Patents and Patent applications; (b) Trademark registrations and applications and unregistered Trademarks; (c) copyright registrations and applications, indicating for each, the applicable jurisdiction, registration number (or application number) and date issued (or date filed); and (d) all other Intellectual Property to which the Company has any ownership rights (including common law rights).

              (b) The Company owns or possesses adequate licenses, remarketing or sublicensing rights, or other rights to use, free and clear of Encumbrances, orders and arbitration awards, all of its Intellectual Property used in its business. The products used, manufactured, marketed, sold or licensed by the Company, and all Intellectual Property used in the conduct of the Company's business as currently conducted, do not infringe upon, violate or constitute the unauthorized use of any rights owned or controlled by any third party, including any Intellectual Property of any third party.

              (c) No litigation is now or, within the three years prior to the date of this Agreement, was pending and no notice or other claim in writing has been received by the Company, (A) alleging that the Company has engaged in any activity or conduct that infringes upon, violates or constitutes the unauthorized use of the Intellectual Property rights of any third party or (B) challenging the ownership, use, validity or enforceability of any Intellectual Property owned or exclusively licensed by or to the Company.

              (d) To the Knowledge of the Company, no third party is misappropriating, infringing, diluting or violating any Intellectual Property owned or licensed by the Company, and no such claims have been brought against any third party by the Company.

         3.14 COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL AUTHORIZATIONS.

              (a) Except as set forth in Section 3.14 (a) of the Company Disclosure Schedule to the Knowledge of the Company:

                  (i) the Company is, and at all times since its incorporation has been, in full compliance with each material Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its Assets;

                  (ii) no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a material violation by the Company of, or material failure on the part of the Company to comply with, any Legal Requirement, or (B) may give rise to any material obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

                  (iii) the Company has not received any notice or other communication (whether oral or written) from any Governmental or Regulatory Authority or any other Person regarding (A) any actual, alleged, possible, or potential material violation of, or material failure to comply with, any Legal Requirement, or (B) any actual, alleged, possible, or potential material obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

              (b) Section 3.14(b) of the Company Disclosure Schedule contains a complete and accurate list of each material Governmental Authorization that is held by the Company or that otherwise relates to the business of, or to any of the assets owned or used by, the Company. Each Governmental Authorization listed or required to be listed in Section 3.14(b) of the Company Disclosure Schedule is valid and is in full force and effect. Except as set forth on Section 3.14(b) of the Company Disclosure Schedule:

                  (i) the Company is, and at all times has been, in full compliance with all of the material terms and requirements of each Governmental Authorization identified or required to be identified in Section 3.14(b) of the Company Disclosure Schedule;

                  (ii) no event has occurred or circumstance exists that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any material term or requirement of any Governmental Authorization listed or required to be listed in
Section 3.14(b) of the Company Disclosure Schedule, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any material Governmental Authorization listed or required to be listed in Section 3.14(b) of the Company Disclosure Schedule;

                  (iii) the Company has not received any notice or other communication (whether oral or written) from any Governmental or Regulatory Authority or any other Person regarding (A) any actual, alleged, possible, or potential violation of or failure to comply with any material term or requirement of any Governmental Authorization, or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any material Governmental Authorization; and

                  (iv) all applications required to have been filed for the renewal of the Governmental Authorizations listed or required to be listed in
Section 3.14(b) of the Company Disclosure Schedule have been duly filed on a timely basis with the appropriate Governmental or Regulatory Authority, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental or Regulatory Authority.

         The Governmental Authorizations listed in Section 3.14(b) of the Company Disclosure Schedule collectively constitute all of the Governmental Authorizations necessary to permit the Company to lawfully conduct and operate its business in the manner it currently conducts and operates such business and to permit the Company to own and use its assets in the manner in which it currently owns and uses such assets.

         3.15 LEGAL PROCEEDINGS; ORDERS.

              (a) Except as set forth in Section 3.15(a) of the Company Disclosure Schedule, to the Knowledge of the Company there is no pending
Proceeding:

                  (i) that has been commenced by or against the Company or that otherwise relates to or may materially affect the business of, or any of the assets owned or used by the Company; or

                  (ii) that challenges, or that may have the effect of materially preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

         To the Knowledge of the Company, (1) no such Proceeding has been Threatened, and (2) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding. The Company has delivered to Parent copies of all pleadings, correspondence, and other documents relating to each Proceeding listed in Section 3.15(a) of the Company Disclosure Schedule. The Proceedings listed in Section 3.15(a) of the Company Disclosure Schedule will not have a Material Adverse Effect on the business, operations, assets, condition, or prospects of the Company.

         3.16 CONTRACTS.

              (a) To the Knowledge of the Company, Section 3.16 of the Company Disclosure Schedule contains a true and complete list of each of the following contracts, agreements or other arrangements to which the Company is a party or by which any of its Assets and Properties is bound (and, to the extent oral, accurately describes the terms of such contracts, agreements and arrangements):

                  (i) all material collective bargaining or similar labor agreements;

                  (ii) all material contracts for the employment of any officer, employee or other person or entity on a full time, part time, consulting or other basis;

                  (iii) all material loan agreements, indentures, debentures, notes or letters of credit relating to the borrowing of money or to mortgaging, pledging or otherwise placing a lien on any material asset or material group of assets of the Company;

                  (iv) each material written warranty, guaranty, or other similar undertaking with respect to contractual performance extended by the Company;

                  (v) all material leases or agreements under which the Company is lessee or lessor of, or holds, or operates, any property, real or personal, owned by any other party;

                  (vi) all material commitments, contracts, sales contracts, purchase orders, mortgage agreements or groups of related agreements with the same party or any group or affiliated parties which require or may in the future require payment of any consideration by the Company; (vii) each Contract for capital expenditures in excess of $50,000;

                  (viii) all contracts or commitments that in any way restrict the Company from carrying on its business anywhere in the world;

                  (ix) all other contracts and agreements that (A) involve the payment or potential payment in excess of $50,000, pursuant to the terms of any such contract or agreement, by the Company and (B) cannot be terminated within 30 days after giving notice of termination without resulting in any cost or penalty to the Company; and

                  (x) each amendment, supplement, and modification (whether oral or written) in respect to any of the foregoing.

              (b) A correct and complete copy of each Contract disclosed in the Company Disclosure Schedule has been previously provided to Parent. Each contract, agreement or other arrangement disclosed in the Company Disclosure
Schedule is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, of the Company, and to the Knowledge of the Company, the other parties thereto; and the Company has performed all of its required obligations under, and is not in violation or breach of or default under, any such contract, agreement or arrangement. There are no renegotiations of, attempts to renegotiate or outstanding rights to renegotiate any material amounts paid or payable to the Company under current or complete Contract with any Person and, to the Knowledge of the Company, no such Person has made written demand for such renegotiation. The Contracts relating to the provision of services by the Company have been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that would be in violation of any Legal Requirement.

         3.17 ENVIRONMENTAL MATTERS.

              (a) To the Knowledge of the Company, the Company is in compliance with all applicable "Environmental Laws" (as defined below) and there are no circumstances which may materially prevent or interfere with such compliance in the future. The Company has not received any communication (whether written or oral), whether from a Governmental or Regulatory Authority, citizen group, employee or otherwise, that alleges that the Company or any of the Assets or Properties used in the Company's business is not in full compliance with Environmental Laws.

              (b) There are no past or present actions, activities, circumstances, conditions, events or incidents arising from the operation, ownership or use of any property currently or formerly owned, operated or used by the Company (or any entity formerly an Affiliate of the Company), including, without limitation, the release, emission, discharge or disposal of any "Material" (as defined below) into the "Environment" (as defined below), that could reasonably be expected to result in the incurrence of costs under Environmental Laws.

              (c) For purposes of this Section 3.17:

                  (i) "Environment" means any surface water, ground water, drinking water supply, land surface or subsurface strata, ambient air and any indoor workplace.

                  (ii) "Environmental Laws" means all national, state, local and foreign laws, codes, regulations, common law, requirements, directives, Orders, and administrative or judicial interpretations thereof, all as in effect on the date hereof or on the Closing Date, that may be enforced by any Governmental or Regulatory Authority, relating to pollution, the protection of the Environment or the emission, discharge, disposal, release or threatened release of Materials in or into the Environment.

                  (iii) "Material" means pollutants, contaminants or chemical, industrial, hazardous or toxic materials or wastes, including, without limitation, petroleum and petroleum products.

         3.18 ACCOUNTS RECEIVABLE. All accounts receivable of the Company that are reflected on the Safe Mail Financial Statements or the accounting records of Subsidiary as of the Closing (collectively, the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. Unless paid prior to the Closing, the Accounts Receivable are or will be as of the Closing current and collectible, net of the respective reserves shown on the Safe Mail Financial Statements or on the accounting records of Subsidiary as of the Closing (which reserves are adequate and calculated consistent with past practice and, in the case of the reserve as of the Closing, will not represent a greater percentage of the Accounts Receivable as of the Closing than the reserve reflected in the Safe Mail Financial Statements and will not represent a material adverse change in the composition of such Accounts Receivable in terms of aging). Subject to such reserves, each of the Accounts Receivable either has been or will be collected in full, without any setoff, within 90 days after the date on which it first becomes due and payable.

         3.19 INSURANCE. Set forth in Section 3.19 of the Company Disclosure
Schedule is a complete and accurate list of all primary, excess and umbrella policies, bonds and other forms of insurance currently owned or held by or on behalf of and/or providing insurance coverage to the Company or the Assets and Properties of the Company (or any of the Company's directors, officers, salespersons, agents or employees), including the following information for each such policy: type(s) of insurance coverage provided; name of insurer; effective dates; policy number; per occurrence and annual aggregate deductibles or self-insured retentions; per occurrence and annual aggregate limits of liability and the extent, if any, to which the limits of liability have been exhausted. All policies set forth on the Company Disclosure Schedule are in full force and effect, and with respect to such policies, all premiums currently payable or previously due have been paid, and no notice of cancellation or termination has been received with respect to any such policy.

         3.20 TAX MATTERS.

              (a) To the Knowledge of the Company, the Company has filed on a timely basis all Tax Returns that it was required to file, and all such Tax Returns were complete and accurate in all material respects. Since 2000, the Company has been a member of a group of corporations with which it has filed (or been required to file) consolidated, combined or unitary Tax Returns. To the Knowledge of the Company, the Company has paid on a timely basis all Taxes that were due and payable including, without limitation, employment taxes and any fines, interest and penalties thereon; the Company has no actual or potential liability for any Tax obligation of any other taxpayer (including any affiliated group of corporations or other entities that included the Company during a prior period); and all Taxes that the Company is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental or Regulatory Authority.

              (b) The Company has delivered to Parent complete and accurate copies of all Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Company. The Tax Returns of the Company have been audited by Varzily Partners or are closed by the applicable statute of limitations for all taxable years through the taxable year specified in Section 3.20(b) of the Company Disclosure Schedule. The Company has delivered or made available to Parent complete and accurate copies of all other Tax Returns of the Company, together with all related examination reports and statements of deficiency for all periods from and after incorporation. No examination or audit of any Tax Return of the

Company by any Governmental or Regulatory Authority is currently in progress or, to the Knowledge of the Company, threatened or contemplated. The Company has not been informed by any jurisdiction that the jurisdiction believes that the Company was required to file any Tax Return that was not filed. The Company has not waived any statute of limitations with respect to Taxes or agreed to an extension of time with respect to a Tax assessment or deficiency.

         3.21 LABOR AND EMPLOYMENT RELATIONS. To the Knowledge of the Company, no material officer, executive or group of five or more employees of the Company has or have any plans to terminate his, her or their employment with the Company. The Company is not a party to or bound by any collective bargaining agreement with any labor organization, group or association covering any of its employees, and to the Knowledge of the Company, there are no attempts to organize any of the Company's employees by any person, unit or group seeking to act as their bargaining agent. To the Knowledge of the Company, the Company has complied with all material applicable laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining, discrimination against race, color, national origin, religious creed, physical or mental disability, sex, age, ancestry, medical condition, marital status or sexual orientation, occupational health and safety and the withholding and payment of social security and other Taxes. To the Knowledge of the Company, the Company is not liable for the material payment of any compensation, damages, taxes, fines, penalties or other amounts, however designated, for the failure to comply with any of the foregoing Legal Requirements.

         3.22 CUSTOMERS. The Company has previously provided to Parent a true and correct list of the Company's current customers and the Company's customers during the 2001 and 2002 fiscal years related to the Company business. Since January 1, 2003, no single customer or group of affiliated customers contributing more than $50,000 per annum to the gross revenues of the Company's business has stopped doing business with the Company, and no such customer has given notice to the Company of an intention to discontinue doing business or reduce the level of gross revenues from that in fiscal year 2002 with the Company.

         3.23 BANK ACCOUNTS. Section 3.23 of the Company Disclosure Schedule contains a complete and accurate list of each deposit account or asset maintained by or on behalf of the Company with any bank, brokerage house or other financial institution, specifying with respect to each the name and address of the institution, the name under which the account is maintained, the account number, and the name and title or capacity of each Person authorized to have access thereto.

         3.24 THIRD PARTY CONSENTS. To the Knowledge of the Company, no consent, approval or authorization of any third party on the part of the Company is required in connection with the consummation of the transactions contemplated hereunder except as otherwise provided in Section 3.24 of the Company Disclosure Schedule.

         3.25 RELATIONSHIPS WITH RELATED PERSONS. No Principal Stockholder or any Related Person of the Company has or since December 31, 2001 has had, any interest in the property, whether real, personal or mixed, or whether tangible or intangible, used in or pertaining to the Company's businesses. Except as set forth in Section 3.25 of the Company Disclosure Schedule, no Principal Stockholder or any Related Person of the Company owns, or since December 31, 2001 has owned (of record or as beneficial owner) an equity interest or any other financial or profit interest in a Person that has (i) had business dealings or a material financial interest in any transaction with the Company or (ii) engaged in competition with the Company with respect to any line of the products or services of the Company. Except as set forth in Section 3.25 of the Company Disclosure Schedule, no Principal Stockholder nor any Related Person of the Company is a party to any Contract with or has any right or claim against the Company.

         3.26 BROKERS. Except as set forth in Section 3.26 of the Company Disclosure Schedule, neither the Principal Stockholders nor the Company have retained any broker in connection with the transactions contemplated hereunder. Parent has, and will have, no obligation to pay any broker's, finder's, investment banker's, financial advisor's or similar fee in connection with this Agreement or the transactions contemplated hereby by reason of any action taken by or on behalf of the Principal Stockholders or the Company.

         3.27 MATERIAL MISSTATEMENTS AND OMISSIONS. The statements, representations and warranties of the Company contained in this Agreement (including the exhibits and schedules hereto) and in each document, statement, certificate or exhibit furnished or to be furnished by or on behalf of the Company pursuant hereto, or in connection with the transactions contemplated hereby, taken together, do not contain and will not contain any untrue statement of a material fact and do not or will not omit to state a material fact necessary to make the statements or facts contained herein or therein, in light of the circumstances made, not misleading.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                          OF PARENT AND ACQUISITION CO.

         Parent and Acquisition Co., jointly and severally, represent and warrant to the Company as of the date hereof and as of the Closing Date, except as set forth on the Parent Disclosure Schedule furnished to Company specifically identifying the relevant subparagraphs hereof, which exceptions shall be deemed to be representations and warranties as if made hereunder, as follows:

         4.1 ORGANIZATION: Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of the Utah. Acquisition Co. is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Each of Parent and Acquisition Co. is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required except for any jurisdiction where failure so to qualify would not have a Material Adverse Effect upon Parent or Acquisition Co., as the case may be. Parent and Acquisition Co. have delivered to Company correct and complete copies of their charter documents and organizational documents, each as amended to date.

         4.2 AUTHORITY . Each of Parent and Acquisition Co. has all necessary corporate power and corporate authority and has taken all corporate actions necessary to enter into this Agreement, to consummate the transactions contemplated hereby and to perform its respective obligations hereunder and no other proceedings on the part of Parent or Acquisition Co. are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Parent and Acquisition Co. and constitutes a legal, valid and binding obligation of Parent and Acquisition Co., respectively, enforceable against each of Parent and Acquisition Co. in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

         4.3 NO AFFILIATES. Except as disclosed in Section 4.3 of the Parent Disclosure Schedule, Parent and Acquisition Co. do not have any Affiliates or subsidiaries and are not a partner in any partnership or a party to a joint venture.

         4.4 CAPITAL STOCK OF THE PARENT.

             (a) The authorized capital stock of Parent consists of (i) 50,000,000 shares of Common Stock, par value $0.001 per share, of which 557,884 (following the cancellation of 1,768,785 and issuance of 500,000 shares of Parent Common Stock pursuant to the Indemnity Agreement executed simultaneously herewith) are issued and outstanding as of the date hereof; (ii) no shares of Preferred Stock; and (ii) no shares of capital stock of Parent in treasury. Each share of the issued and outstanding Parent Common Stock is duly authorized, validly issued, fully paid and nonassessable. Section 4.4(a) of the Parent Disclosure Schedule sets forth a complete and accurate list specifying the number of shares of Parent Common Stock held by each Parent stockholder.

             (b) The authorized stock of Acquisition Co. consists of (i) 1,000 shares of Common Stock, par value $0.001 per share ("Acquisition Co. Common Stock"), of which 1,000 are issued and outstanding as of the date hereof; (ii) no shares of Preferred Stock; and (iii) no shares of capital stock in treasury. Each share of the issued and outstanding Acquisition Co. Common Stock is duly authorized validly issued, fully paid and nonassessable. Section 4.4(b) of the Parent Disclosure Schedule sets forth a complete and accurate list specifying the number of shares of Acquisition Co. Common Stock held by each Acquisition Co. stockholder.

             (c) There are no subscriptions, options, warrants, calls, commitments and other rights of any kind for the purchase or acquisition of, and any securities convertible or exchangeable for, any capital stock of Parent or Acquisition Co.

             (d) There are no agreements to which the Parent, Acquisition Co., Parent stockholders or Acquisition stockholders are parties or by which they are bound with respect to the voting (including voting trusts or proxies), registration under the Securities Act, or sale or transfer (including agreements relating to preemptive rights, rights of first refusal, cosale rights or "dragalong" rights) of any securities of Parent or Acquisition Co., as the case may be.

         4.5 OWNERSHIP OF SHARES. The delivery of the stock certificate(s) representing the Merger Consideration in the manner provided in Section 2.6 will transfer to the VSUS Stockholders good and valid title thereto free and clear of all Encumbrances.

         4.6 CONSENTS AND GOVERNMENTAL APPROVALS AND FILINGS. Except as set forth in Section 4.6 of the Parent Disclosure Schedule, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of Parent or Acquisition Co. is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

         4.7 BOOKS AND RECORDS. The minute books and other corporate records of the Parent and Acquisition Co. as made available to Company contain a true and complete record of all actions taken at all meetings and by all written consents in lieu of meetings of the shareholders, the boards of directors and committees of the boards of directors of the Parent and Acquisition Co. Parent and Acquisition Co. have delivered or made available true and complete copies of each document which have been requested by Parent or its counsel in connection with their legal and accounting review of the Parent and Acquisition Co. The stock transfer ledgers and other similar records of Parent and Acquisition Co. accurately reflect all issuances and record transfers in the capital stock of Parent and Acquisition Co. The other Books and Records of Parent and Acquisition Co. are true, correct and complete and have been maintained in accordance with sound business practices.

         4.8 REPORTS AND FINANCIAL STATEMENTS. As of the date hereof, the Parent has furnished or made available to the Company true and complete copies of all Parent SEC Documents. As of their respective filing dates, all such Parent SEC Documents complied in all material respects with the requirements of the Securities Act, the Exchange Act and the rules and regulations of the OTCBB, as the case may be, and none of such Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a document subsequently filed with the SEC or OTCBB. The Parent Financial Statements comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC and OTCBB with respect thereto, have been prepared in accordance with GAAP consistently applied (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-QSB of the SEC) and present fairly the financial position of the Parent at the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal audit adjustments). As of the date hereof, there has been no change in the Parent accounting policies except as described in the notes to Parent Financial Statements.

         4.9 ABSENCE OF CHANGES. Except for the execution and delivery of this Agreement and the transactions to take place pursuant hereto on or prior to the Closing Date, since September 30, 2003, there has not been any material adverse change, or any event or development which, individually or together with other such events, could reasonably be expected to result in a Material Adverse Effect on Parent.

         4.10 NO UNDISCLOSED LIABILITIES. There are no liabilities (whether known or unknown, whether asserted or unasserted whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including but not limited to any liability for Taxes), nor any basis for any claim against the Parent and Acquisition Co. for any such liabilities, relating to or affecting Parent and Acquisition Co. or any of their respective Assets and Properties, other than such liabilities incurred after September 30, 2003 in the Ordinary Course of Business which have not had, and could not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect on Parent or Acquisition Co.

         4.11 BENEFIT PLANS. Except as disclosed in Section 4.11 of the Parent Disclosure Schedule, Parent does not have any Benefit Plans.

         4.12 REAL PROPERTY. Parent does not own or lease any real property.

         4.13 INTELLECTUAL PROPERTY RIGHTS. Parent does not own, in whole or in part, any Intellectual Property.

         4.14 COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL AUTHORIZATIONS.

              (a) Except as set forth in Section 4.14(a) of the Parent Disclosure Schedule, to the Knowledge of Parent:

                  (i) Parent is, and at all times since its incorporation has been, in full compliance with each material Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its Assets;

                  (ii) no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a material violation by Parent of, or material failure on the part of Parent to comply with, any Legal Requirement, or (B) may give rise to any material obligation on the part of Parent to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

                  (iii) Parent has not received any notice or other communication (whether oral or written) from any Governmental or Regulatory Authority or any other Person regarding (A) any actual, alleged, possible, or potential material violation of, or material failure to comply with, any Legal Requirement, or (B) any actual, alleged, possible, or potential material obligation on the part of Parent to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

              (b) Section 4.14(b) of the Parent Disclosure Schedule contains a complete and accurate list of each Governmental Authorization that is held by Parent or that otherwise relates to the business of, or to any of the assets owned or used by, Parent. Each Governmental Authorization listed or required to be listed in Section 4.14(b) of the Parent Disclosure Schedule is valid and is in full force and effect. Except as set forth on Section 4.14(b) of the Parent Disclosure Schedule:

                  (i) Parent is, and at all times has been, in full compliance with all of the material terms and requirements of each Governmental Authorization identified or required to be identified in Section 4.14(b) of the Parent Disclosure Schedule;

                  (ii) no event has occurred or circumstance exists that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any material term or requirement of any Governmental Authorization listed or required to be listed in
Section 4.14(b) of the Parent Disclosure Schedule, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization listed or required to be listed in Section 4.14(b) of the Parent Disclosure Schedule;

                  (iii) Parent has not received any notice or other communication (whether oral or written) from any Governmental or Regulatory Authority or any other Person regarding (A) any actual, alleged, possible, or potential violation of or failure to comply with any material term or requirement of any Governmental Authorization, or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization; and

                  (iv) all applications required to have been filed for the renewal of the Governmental Authorizations listed or required to be listed in
Section 4.14(b) of the Parent Disclosure Schedule have been duly filed on a timely basis with the appropriate Governmental or Regulatory Authority, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental or Regulatory Authority.

         The Governmental Authorizations listed in Section 4.14(b) of the Parent Disclosure Schedule collectively constitute all of the Governmental Authorizations necessary to permit the Parent to lawfully conduct and operate its business in the manner it currently conducts and operates such business and to permit Parent to own and use its assets in the manner in which it currently owns and uses such assets.

         4.15 LEGAL PROCEEDINGS; ORDERS.

              (a) To the Knowledge of Parent, there is no pending Proceeding:

                  (i) that has been commenced by or against Parent or that otherwise relates to or may materially affect the business of, or any of the assets owned or used by Parent; or

                  (ii) that challenges, or that may have the effect of materially preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

         To the Knowledge of Parent, (1) no such Proceeding has been Threatened, and (2) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding.

         4.16 CONTRACTS.

              (a) To the Knowledge of Parent, Section 4.16 of the Parent Disclosure Schedule contains a true and complete list of each of the following contracts, agreements or other arrangements to which Parent is a party or by which any of its Assets and Properties is bound (and, to the extent oral, accurately describes the terms of such contracts, agreements and arrangements):

                  (i) all material collective bargaining or similar labor agreements;

                  (ii) all material contracts for the employment of any officer, employee or other person or entity on a full time, part time, consulting or other basis;

                  (iii) all material loan agreements, indentures, debentures, notes or letters of credit relating to the borrowing of money or to mortgaging, pledging or otherwise placing a lien on any material asset or material group of assets of Parent;

                  (iv) each material written warranty, guaranty, or other similar undertaking with respect to contractual performance extended by Parent;

                  (v) all material leases or agreements under which Parent is lessee or lessor of, or holds, or operates, any property, real or personal, owned by any other party;

                  (vi) all material commitments, contracts, sales contracts, purchase orders, mortgage agreements or groups of related agreements with the same party or any group or affiliated parties which require or may in the future require payment of any consideration by Parent;

                  (vii) each Contract for capital expenditures in excess of $50,000;

                  (viii) all contracts or commitments that in any way restrict Parent from carrying on its business anywhere in the world;

                  (ix) all other contracts and agreements that (A) involve the payment or potential payment in excess of $50,000, pursuant to the terms of any such contract or agreement, by Parent and (B) cannot be terminated within 30 days after giving notice of termination without resulting in any cost or penalty to Parent; and

                  (x) each amendment, supplement, and modification (whether oral or written) in respect to any of the foregoing.

              (b) A correct and complete copy of each Contract disclosed in the Parent Disclosure Schedule has been previously provided to Company. Each contract, agreement or other arrangement disclosed in the Parent Disclosure
Schedule is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, of Parent, and to the Knowledge of Parent, the other parties thereto; and Parent has performed all of its required obligations under, and is not in violation or breach of or default under, any such contract, agreement or arrangement. There are no renegotiations of, attempts to renegotiate or outstanding rights to renegotiate any material amounts paid or payable to Parent under current or complete Contract with any Person and, to the Knowledge of Parent, no such Person has made written demand for such renegotiation. The Contracts relating to the provision of services by Parent have been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that would be in violation of any Legal Requirement.

         4.17 ENVIRONMENTAL MATTERS.

              (a) To the Knowledge of Parent, Parent is in compliance with all applicable "Environmental Laws" (as defined below) and there are no circumstances which may materially prevent or interfere with such compliance in the future. Parent has not received any communication (whether written or oral), whether from a Governmental or Regulatory Authority, citizen group, employee or otherwise, that alleges that Parent or any of the Assets or Properties used in Parent's business is not in full compliance with Environmental Laws.

              (b) There are no past or present actions, activities, circumstances, conditions, events or incidents arising from the operation, ownership or use of any property currently or formerly owned, operated or used by Parent (or any entity formerly an Affiliate of the Company), including, without limitation, the release, emission, discharge or disposal of any "Material" (as defined below) into the "Environment" (as defined below), that could reasonably be expected to result in the incurrence of costs under Environmental Laws.

              (c) For purposes of this Section 4.17:

                  (i) "Environment" means any surface water, ground water, drinking water supply, land surface or subsurface strata, ambient air and any indoor workplace.

                  (ii) "Environmental Laws" means all national, state, local and foreign laws, codes, regulations, common law, requirements, directives, Orders, and administrative or judicial interpretations thereof, all as in effect on the date hereof or on the Closing Date, that may be enforced by any Governmental or Regulatory Authority, relating to pollution, the protection of the Environment or the emission, discharge, disposal, release or threatened release of Materials in or into the Environment.

                  (iii) "Material" means pollutants, contaminants or chemical, industrial, hazardous or toxic materials or wastes, including, without limitation, petroleum and petroleum products.

         4.18 ACCOUNTS RECEIVABLE. Parent does not have any accounts receivable.

         4.19 INSURANCE. Parent does not own or hold any primary, excess and umbrella policies, bonds or other forms of insurance currently owned or held by or on behalf of and/or providing insurance coverage to Parent or the Assets and Properties of Parent (or any of Parent's directors, officers, salespersons, agents or employees).

         4.20 TAX MATTERS.

              (a) To the Knowledge of Parent, Parent has filed on a timely basis all Tax Returns that it was required to file, and all such Tax Returns were complete and accurate in all material respects. Prior to January 1, 2004, Parent was not and has never been a member of a group of corporations with which it has filed (or been required to file) consolidated, combined or unitary Tax Returns. To the Knowledge of Parent, Parent has paid on a timely basis all Taxes that were due and payable including, without limitation, employment taxes and any fines, interest and penalties thereon; the unpaid Taxes of Parent for tax periods through September 30, 2003 do not exceed the accruals and reserves for Taxes (excluding accruals and reserves for deferred Taxes established to reflect timing differences between book and Tax income) set forth on Parent's most recent balance sheet; Parent has no actual or potential liability for any Tax obligation of any other taxpayer (including any affiliated group of corporations or other entities that included Parent during a prior period); and all Taxes that Parent is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental or Regulatory Authority.

              (b) Parent has delivered to Company complete and accurate copies of all Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by

Parent. The Tax Returns of Parent have been audited by the Internal Revenue Service or are closed by the applicable statute of limitations for all taxable years through the taxable year specified in Section 4.20(b) of the Parent Disclosure Schedule. Parent has delivered or made available to Company complete and accurate copies of all other Tax Returns of Parent, together with all related examination reports and statements of deficiency for the prior three years. No examination or audit of any Tax Return of Parent by any Governmental or Regulatory Authority is currently in progress or, to the Knowledge of Parent, threatened or contemplated. Parent has not been informed by any jurisdiction that the jurisdiction believes that Parent was required to file any Tax Return that was not filed. Parent has not waived any statute of limitations with respect to Taxes or agreed to an extension of time with respect to a Tax assessment or deficiency.

         4.21 LABOR AND EMPLOYMENT RELATIONS. Parent is not a party to or bound by any collective bargaining agreement with any labor organization, group or association covering any of its employees. To the Knowledge of Parent, Parent has complied with all material applicable laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining, discrimination against race, color, national origin, religious creed, physical or mental disability, sex, age, ancestry, medical condition, marital status or sexual orientation, occupational health and safety and the withholding and payment of social security and other Taxes. To the Knowledge of Parent, Parent is not liable for the material payment of any compensation, damages, taxes, fines, penalties or other amounts, however designated, for the failure to comply with any of the foregoing Legal Requirements.

         4.22 BANK ACCOUNTS. Parent does not have any deposit account or other asset maintained by or on behalf of Parent with any bank, brokerage house or other financial institution.

         4.23 THIRD PARTY CONSENTS. To the Knowledge of Parent, no consent, approval or authorization of any third party on the part of Parent is required in connection with the consummation of the transactions contemplated hereunder.

         4.24 RELATIONSHIPS WITH RELATED PERSONS. No stockholder or any Related Person of Parent has or since December 31, 2001 has had, any interest in the property, whether real, personal or mixed, or whether tangible or intangible, used in or pertaining to Parent's business. No stockholder or any Related Person of Parent owns, or since December 31, 2001 has owned (of record or as beneficial owner) an equity interest or any other financial or profit interest in a Person that has (i) had business dealings or a material financial interest in any transaction with Parent or (ii) engaged in competition with Parent with respect to any line of the products or services of Parent. Except as set forth in
Section 4.24 of the Parent Disclosure Schedule, no stockholder nor any Related Person of Parent is a party to any Contract with or has any right or claim against Parent.

         4.25 BROKERS. Except as set forth in Section 4.25 of the Parent Disclosure Schedule, neither Parent nor Acquisition Co. has retained any broker in connection with the transactions contemplated hereunder. Neither the Company nor the Principal Stockholders has, and will have, any obligation to pay any broker's, finder's, investment banker's, financial advisor's or similar fee in connection with this Agreement or the transactions contemplated hereby by reason of any action taken by or on behalf of Parent or Acquisition Co.

         4.26 MATERIAL MISSTATEMENTS AND OMISSIONS. The statements, representations and warranties of Parent and Acquisition Co. contained in this Agreement (including the exhibits and schedules hereto) and in each document, statement, certificate or exhibit furnished or to be furnished by or on behalf of Parent and Acquisition Co. pursuant hereto, or in connection with the transactions contemplated hereby, taken together, do not contain and will not contain any untrue statement of a material fact and do not or will not omit to state a material fact necessary to make the statements or facts contained herein or therein, in light of the circumstances made, not misleading.

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES
                          OF THE PRINCIPAL STOCKHOLDERS

         Each Principal Stockholder hereby represents and warrants to Parent and Acquisition Co. as follows (such representations and warranties do not lessen or obviate the representations and warranties of the Company and the Stockholders set forth in Article III above):

         5.1 REQUISITE POWER AND AUTHORITY. Such Principal Stockholder has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and to carry out its provisions. All action on such Principal Stockholder's part required for the lawful execution and delivery of this Agreement has been or will be effectively taken prior to the Closing. Upon execution and delivery, this Agreement will be the valid and binding obligation of such Principal Stockholder, enforceable in accordance with its terms.

         5.2 INVESTMENT REPRESENTATIONS. Such Principal Stockholder understands that the shares of the Parent Common Stock have not been registered under the Securities Act. Such Principal Stockholder also understands that the shares of Parent Common Stock are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon such Principal Stockholder's representations and warranties contained in this Agreement. Such Principal Stockholder hereby represents and warrants as follows:

              (a) Such Principal Stockholder is an "accredited investor" as defined in Rule 501 (a) of the Securities Act.

              (b) Such Principal Stockholder has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to Parent so that he, she or it is capable of evaluating the merits and risks of his, her or its investment in Parent and has the capacity to protect his, her or its own interests. Such Principal Stockholder must bear the economic risk of this investment indefinitely unless the shares of Parent Common Stock are registered pursuant to the Securities Act, or an exemption from registration is available. Such Principal Stockholder also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow such Principal Stockholder to transfer all or any portion of the shares of Parent Common Stock under the circumstances, in the amounts or at the times such Principal Stockholder might propose.

              (c) Such Principal Stockholder is acquiring the shares of Parent Common Stock for such Principal Stockholder's own account for investment only, and not with a view towards their distribution.

              (d) Such Principal Stockholder represents that by reason of his, her or its business or financial experience, such Principal Stockholder has the capacity to protect his, her or its own interests in connection with the transactions contemplated in this Agreement. Further, such Principal Stockholder is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement.

              (e) Such Principal Stockholder has received and read the Parent SEC Filings and has had an opportunity to discuss Parent's business, management and financial affairs with directors, officers and management of Parent and has had the opportunity to review Parent's operations and facilities. Such Principal Stockholder has also had the opportunity to ask questions of and receive answers from Parent and its management regarding the terms and conditions of this investment.

              (f) Such Principal Stockholder acknowledges and agrees that the shares of Parent Common Stock must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Such Principal Stockholder has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act as in effect from time to time, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the availability of certain current public information about Parent, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being through an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Exchange Act) and the number of shares being sold during any three month period not exceeding specified limitations.

              (g) Such Principal Stockholder resides in the state or province identified in the address of such Principal Stockholder set forth on the signature page to this Agreement.

         5.3 TRANSFER RESTRICTIONS. Such Principal Stockholder acknowledges and agrees that the shares of Parent Common Stock are subject to restrictions on transfer set forth in this Section 5.3. Except pursuant to Rule 144 or the Lock-up Agreement of even date herewith, such Principal Stockholder agrees not to make any disposition of all or any portion of the shares of Parent Common Stock unless and until: (i) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or (ii) the transferee (except for transfers in compliance with Rule 144) has agreed in writing to be bound by the terms of this Agreement, such Principal Stockholder shall have notified Parent of the proposed disposition and shall have furnished Parent with a detailed statement of the circumstances surrounding the proposed disposition and if reasonably requested by Parent, such Principal Stockholder shall have furnished Parent with an opinion of counsel, reasonably satisfactory to Parent, that such disposition will not require registration of such shares under the Securities Act. Notwithstanding the provisions of clauses (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by such Principal Stockholder to a family member of such Stockholder or trust for the benefit of such Principal Stockholder; provided, however, that in each case the transferee will be subject to the terms of this Agreement to the same extent as if he, she or it were an original Principal Stockholder hereunder.

                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS

         6.1 OPERATION OF BUSINESS PRIOR TO EFFECTIVE TIME. Between the date hereof and the Effective Time, the Company will operate its business in the Ordinary Course of Business and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, use all commercially reasonable efforts to seek to preserve intact its current business organizations, keep available the service of its current officers and employees and preserve its relationships with customers, suppliers, distributors, lessors, creditors, employees, contractors and others having business dealings with it with the intention that its goodwill and ongoing businesses shall be unimpaired at the Effective Time.

         6.2 NO SOLICITATION OR NEGOTIATION. Between the date hereof and the earlier of the termination of this Agreement and January 26, 2004, the Company will not (nor will the Company permit any of the Company's officers, directors, employees, agents, representatives or affiliates to) directly or indirectly, take any of the following actions with any person other than Parent and Acquisition Co.: (i) solicit, initiate, entertain or encourage any proposals or offers from, or conduct discussions with or engage in negotiations with any person relating to any possible acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its capital stock or assets or any equity interest in the Company; (ii) provide information with respect to it or any person, other than Parent and Acquisition Co., relating to, or otherwise cooperate with, facilitate or encourage any effort or attempt by any such person with regard to, any possible acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any portion of its or their capital stock or assets or any equity interest in the Company; or (iii) enter into any agreement with any person providing for the possible acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any portion of its capital stock or assets or any equity interest in the Company.

         6.3 ACCESS TO INFORMATION. Between the date hereof and the Effective Time, the Company shall give Parent and its authorized representatives (including, without limitation, its attorneys and accountants), upon reasonable notice from Parent, reasonable access to all employees, customers, plants, offices, warehouses and other facilities, to (and where necessary, provide copies of) all books and records, contracts and all personnel files of current employees of the Company as Parent may reasonably require, and will cause its officers to furnish Parent with such financial and operating data and other information with respect to the business and properties of the Company as Parent may from time to time reasonably request.

         6.4 NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt notice to Parent of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which has caused or would be likely to cause any representation or warranty contained in this Agreement by the Company to be untrue or inaccurate at or prior to the Effective Time; or (ii) any failure by the Company to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.4 shall not cure such breach or noncompliance by the Company, limit or otherwise affect the remedies available hereunder to Parent, or constitute an amendment of any representation, warranty or statement in this Agreement or the Company Disclosure Schedules.

         6.5 FEES AND EXPENSES. Whether or not the Merger is consummated, all fees, costs and expenses incurred in connection with the Merger, this Agreement and the other agreements and transactions contemplated hereby and thereby, including all legal, accounting, financial advisory, broker's consulting and other fees and expenses of third parties incurred by a party in connection with the negotiation, documentation and effectuation of the terms and conditions of the Merger, this Agreement and the other agreements and transactions contemplated hereby and thereby ("Third Party Expenses"), shall be the obligation of the respective party incurring such Third Party Expenses.

                                   ARTICLE VII
                    CONDITIONS TO CONSUMMATION OF THE MERGER

         7.1 CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligation of the Company to effect the Merger is subject to the satisfaction at or prior to the Effective Time of the following conditions:

             (a) the representations and warranties of Parent and Acquisition Co. contained in this Agreement shall be true and correct in all material respects at and as of the Effective Time with the same effect as if made at and as of the Effective Time (except to the extent such representations specifically relate to an earlier date, in which case such representations shall be true and correct in all material respects as of such earlier date, and in any event, subject to the foregoing materiality qualification) and, at the Closing, Parent and Acquisition Co. shall have delivered to the Company a certificate to that effect, executed by an officer of Parent and Acquisition Co.;

             (b) each of the covenants and obligations of Parent and Acquisition Co. to be performed at or before the Effective Time pursuant to the terms of this Agreement shall have been duly performed in all material respects at or before the Effective Time and, at the Closing, Parent and Acquisition Co. shall have delivered to the Company a certificate to that effect, executed by an officer of Parent and Acquisition Co.;

             (c) Parent shall have delivered all of Closing deliveries set forth in Section 2.7(c) above; and

             (d) The pre-closing officers, directors, and the holders of 5% or more of the Parent Company Stock shall execute an agreement to the effect that they will not sell or otherwise dispose of any equity securities of Parent, except in accordance with the terms and conditions of a mutually agreeable leak-out schedule, for a period of one (1) year (the "Lock-up Period") following the Closing Date. The certificates representing the Shares of Parent Common Stock beneficially owned by such officers, directors and 5% shareholders shall be held by a mutually acceptable escrow agent during the Lock-up Period.

         7.2 CONDITIONS TO THE OBLIGATIONS OF PARENT AND ACQUISITION CO. The respective obligations of Parent and Acquisition Co. to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions:

             (a) the representations and warranties of the Company contained in this

Agreement shall be true and correct in all material respects at and as of the Effective Time with the same effect as if made at and as of the Effective Time (except to the extent such representations specifically relate to an earlier date, in which case such representations shall be true and correct in all material respects as of such earlier date) and, at the Closing, the Company shall have delivered to Parent and Acquisition Co. a certificate to that effect, executed by an executive officer of the Company;

             (b) each of the covenants and obligations of the Company to be performed at or before the Effective Time pursuant to the terms of this Agreement shall have been duly performed in all material respects at or before the Effective Time and, at the Closing, the Company shall have delivered to Parent and Acquisition Co. a certificate to that effect, executed by an executive officer of the Company;

             (c) the consents specified on Section 3.24 of the Company Disclosure Schedule and any other material third party consents necessary to consummate the transactions contemplated hereby shall have been given, obtained or complied with as applicable;

             (d) the Company, the Company Stockholders and the Subsidiary Stockholders, as the case may be, shall have delivered all of the Closing deliveries set forth in Section 2.8(b) above;

             (e) the holders of a majority of the issued and outstanding VSUS Common Stock shall have approved this Agreement; and

             (f) all proceedings taken by the Company, the Company Stockholders and the Subsidiary Stockholders and all instruments executed and delivered by the Company, the Company Stockholders and the Subsidiary Stockholders on or prior to the Closing in connection with the Contemplated Transactions shall be reasonably satisfactory in form and substance to counsel for the Parent and Acquisition Co.

                                  ARTICLE VIII
                         TERMINATION; AMENDMENT; WAIVER

         8.1 TERMINATION. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time whether before or after approval and adoption of this Agreement:

             (a) by written consent of Parent, Acquisition Co., and the Company;

             (b) by Parent and Acquisition Co. or the Company if (i) any court of competent jurisdiction in the United States or other United States federal or state governmental entity shall have issued a final order, decree or ruling, or taken any other final action, restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action is or shall have become nonappealable, or (ii) the Merger has not been consummated by February 27, 2004; provided that no party may terminate this Agreement pursuant to this clause (ii) if such party's failure to fulfill any of its obligations under this Agreement shall have been a principal reason that the Effective Time shall not have occurred on or before said date;

             (c) by the Company if (i) there shall have been a material breach of any representations or warranties on the part of Parent or Acquisition Co.
set forth in this Agreement or if any representations or warranties of Parent or Acquisition Co. shall have become untrue in any material respect, provided that the Company has not breached any of its obligations hereunder in any material respect; or (ii) there shall have been a breach by Parent or Acquisition Co. of any of their respective covenants or agreements hereunder in any material respect or materially adversely affecting (or materially delaying) the ability of Parent, Acquisition Co. or the Company to consummate the Merger, and Parent or Acquisition Co., as the case may be, has not cured such breach within ten business days after notice by the Company thereof, provided that the Company has not breached any of its obligations hereunder in any material respect; or (iii) the results of Company's due diligence investigations are not satisfactory to Company for any reason in its sole discretion.

             (d) by Parent and Acquisition Co. if (i) there shall have been a material breach of any representations or warranties on the part of the Company set forth in this Agreement or if any representations or warranties of the Company shall have become untrue in any material respect, provided that neither Parent nor Acquisition Co. has breached any of their respective obligations hereunder in any material respect; (ii) there shall have been a breach by the Company of one or more of its covenants or agreements hereunder in any material respect or materially adversely affecting (or materially delaying) the ability of Parent, Acquisition Co. or the Company to consummate the Merger, and the Company has not cured such breach within ten business days after notice by Parent or Acquisition Co. thereof, provided that neither Parent nor Acquisition has breached any of their respective obligations hereunder in any material respect; or (iii) the results of Parent's due diligence investigations are not satisfactory to Parent for any reason in its sole discretion.

         8.2 EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement pursuant to Section 8.1 above, this Agreement shall forthwith become void and have no effect without liability on the part of any party hereto or its Affiliates, directors, officers or stockholders other than the provisions of this Section 8.2 and Sections 6.2, 6.5, 8.3, 10.7, and 10.10.

         8.3 AMENDMENT. This Agreement may be amended by action taken by the Company, Parent and Acquisition Co. at any time before or after approval of the Merger by the stockholders of the Company but after any such approval no amendment shall be made that requires the approval of such stockholders under applicable law without such approval. This Agreement (including the Company Disclosure Schedule) may be amended only by an instrument in writing signed on behalf of the parties hereto.

                                   ARTICLE IX
                    ACTIONS BY THE PARTIES AFTER THE CLOSING

         9.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES, ETC. The representations, warranties and covenants contained in or made pursuant to this Agreement or any certificate, document or instrument delivered pursuant to or in connection with this Agreement in the transactions contemplated hereby shall survive the execution and delivery of this Agreement and the Closing hereunder (notwithstanding any investigation, analysis or evaluation by any party hereto or their designees of the Assets and Properties, business, operations or condition (financial or otherwise) of the other party), and thereafter the representations and warranties of the parties herein shall continue to survive in full force and effect.

         9.2 INDEMNIFICATION.

             (a) By the Company. The Company shall indemnify, defend and hold harmless Parent, Acquisition Co. and their respective officers, directors, employees, affiliates, agents, successors, subsidiaries and assigns (collectively the "Parent Group") from and against any and all costs, losses, liabilities, damages, lawsuits, deficiencies, claims and expenses (collectively, the "Damages"), incurred in connection with, arising out of, resulting from or incident to (i) any breach of any covenant, representation, warranty or agreement or the inaccuracy of any representation, made by the Company in or pursuant to this Agreement, or in the other documents delivered in connection with the transactions contemplated in this Agreement.

             (b) By the Principal Stockholders. The Principal Stockholders shall indemnify, defend and hold harmless the Parent Group from and against any an all Damages, incurred in connection with, arising out of, resulting from or incident to (i) any breach of any covenant, representation, warranty or agreement or the inaccuracy of any representation, made by the Principal Stockholders in or pursuant to this Agreement or in the other documents delivered in connection with the transactions contemplated in this Agreement.

             (c) By the Parent and Acquisition Co. The Parent and Acquisition Co. shall, jointly and severally, indemnify, defend and hold harmless Company (and its officers, directors, employees, affiliates, agents, successors, subsidiaries and assigns) and the Principal Stockholders from and against any and all costs, losses, liabilities, damages, lawsuits, deficiencies, claims and expenses (collectively, the "Damages") incurred in connection with, arising out of, resulting from or incident to (i) any breach of any covenant, representation, warranty or agreement or the inaccuracy of any representation, made by the Parent or the Acquisition Co. in or pursuant to this Agreement, or in the other documents delivered in connection with the transactions contemplated in this Agreement.

             (d) Limitation of Liability. The limitation of the Principal Stockholders for indemnification under this Article IX shall be limited to the fair market value of his ratable portion of the Parent Common Stock issued as Stock Consideration. This limitation of liability shall not apply to any intentional or fraudulent breach by any party of any representation, warranty, covenant or obligation.

         9.3 WAIVER OF RIGHTS OF INDEMNIFICATION IN ARTICLES OF INCORPORATION AND BYLAWS. Notwithstanding anything to the contrary contained in the Company's Articles of Incorporation or Bylaws, no Principal Company Stockholder nor any other director or officer incumbent at any time prior to the Closing shall be entitled to indemnification directly or indirectly under the Company's Articles of Incorporation or Bylaws or otherwise for any matter upon which the Company or any Principal Stockholder has or might have an indemnification obligation hereunder and such Principal Company Stockholder and any other director or officer incumbent at any time prior to the Closing expressly waives such rights. However, the provisions of this Section 9.3 are intended only for the regulation of relations between the Company and the Principal Stockholders and any indemnified party. This Section 9.3 is not intended for the benefit of creditors or other third parties and does not grant any rights to creditors or other third parties.

         9.4 NON-EXCLUSIVITY. Subject to the limitations set forth in Section 9.2(d), the parties hereto acknowledge and agree that the indemnity obligations set forth above shall not be the exclusive remedy of the indemnified parties with respect to the Contemplated Transactions.

                                    ARTICLE X
                                  MISCELLANEOUS

         10.1 FURTHER ASSURANCES. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as the other party reasonably may request, all the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification therefor under Article IX).

         10.2 NOTICES. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission with answer back confirmation or mailed (postage prepaid by certified or registered mail, return receipt requested) or by overnight courier to the parties at the following addresses or facsimile numbers:


                  If to Parent or Acquisition Co.:

                                Formula Footwear, Inc.
                                4685 South Highland Drive #202
                                Salt Lake City, Utah 84117
                                Facsimile No.: 801-278-9290
                                Attention: Chief Executive Officer

                  with copies to:

                                Leonard W. Burningham, Esq.
                                455 East 500 South #205
                                Salt Lake City, Utah 84111
                                Facsimile No.: 801-355-7126

                  If to Company:

                                VSUS Technologies Incorporated
                                Givat Ram
                                Jerusalem, Israel  91233
                                Facsimile No.: 97226480180
                                Attention: Amiram Ofir

                  If to Principal Stockholders:

                                Ofir Holdings, Ltd.
                                c/o VSUS Technologies Incorporated
                                Givat Ram
                                Jerusalem, Israel  91233

                                Facsimile No.: (514) 344-8675

                                Hanna and Amiram Ofir
                                c/o VSUS Technologies Incorporated
                                Givat Ram
                                Jerusalem, Israel  91233
                                Facsimile No.:  (514) 344-8675

                                Tetraktys Ltd.
                                C/o Minami-Otsuka
                                Toshima-Ku
                                Tokyo, Japan 170-0005
                                Facsimile No.:  81359767079

with copies for the Company and the Principal Stockholders to:

                                D. Mirkin, Efrima, Barak, Milstein, Bonet & Co. 23 Menachem Begin Road
                                Levinstein Tower
                                Tel Aviv, Israel  66184
                                Facsimile No.: 972035669066
                                Attn: Udi Knaani

                                Bondy & Schloss LLP
                                60 East 42nd Street, 37th Floor
                                New York, NY 10165
                                Facsimile No.: (212) 972-1677
                                Attention: Jeffrey A. Rinde

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section 10.2, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section 10.2, be deemed given upon proof of receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section 10.2, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

         10.3 ENTIRE AGREEMENT. This Agreement (and all exhibits and schedules attached hereto, all other documents delivered in connection herewith) supersede all prior discussions and agreements among the parties with respect to the subject matter hereof and contains the sole and entire agreement among the parties hereto with respect thereto.

         10.4 WAIVER. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party hereto of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

         10.5 NO THIRD PARTY BENEFICIARY. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third party beneficiary rights upon any other Person other than any Person entitled to indemnity under Article IX.

         10.6 NO ASSIGNMENT; BINDING EFFECT. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other parties hereto and any attempt to do so will be void, except that any party's rights to indemnification under
Article IX may be freely assigned. This Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

         10.7 SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof,
(iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (iv) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and mutually acceptable to the parties herein.

         10.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts executed and performed in such State, without giving effect to conflicts of laws principles.

         10.9 CONSENT TO JURISDICTION AND FORUM SELECTION. Each of the Parent, Acquisition Co. and the Company irrevocably agrees that any legal action or proceeding with respect to this Agreement or for the recognition and enforcement of any judgment in respect hereof brought by the other party hereto or its successors or assigns will be brought and determined in either Delaware or the United States District Court for Delaware, and each of the Parent, Acquisition Co., the Principal Stockholders and the Company hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts. Each of the Parent, Acquisition Co., the Principal Stockholders and the Company hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to lawfully serve process, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), (c) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action, or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts and (d) any right to trial by jury.

         10.10 CONSTRUCTION. No provision of this Agreement shall be construed in favor of or against any party on the ground that such party or its counsel drafted the provision. Any remedies provided for herein are not exclusive of any other lawful remedies which may be available to either party. This Agreement shall at all times be construed so as to carry out the purposes stated herein.

         10.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by facsimile, each of which will be deemed an original, but all of which together will constitute one and the same instrument.


         10.12 ATTORNEY'S FEES. In the event any action is brought for enforcement or interpretation of this Agreement, the prevailing party shall be entitled to recover reasonable attorney's fees and costs incurred in said action.












                      [THIS SPACE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto, or their duly authorized officer, as of the date first above written.


                                FORMULA FOOTWEAR, INC., a Utah corporation

                                By:   /s/ Stephen R. Fry
                                   ------------------------------------------
                                Name:   Stephen R. Fry
                                     ----------------------------------------
                                Title:   President
                                     ----------------------------------------


                                FORMULA ACQUISITION CORP., a Delaware
                                corporation

                                By:   /s/ Stephen R. Fry
                                   ------------------------------------------
                                Name:   Stephen R. Fry
                                     ----------------------------------------
                                Title:   President
                                     ----------------------------------------


                                VSUS TECHNOLOGIES INCORPORATED,
                                a Delaware corporation

                                By: /s/ Amiram Ofir
                                   ------------------------------------------
                                Name: Amiram Ofir
                                     ----------------------------------------
                                Title: Chief Executive Officer
                                     ----------------------------------------


                                SAFE MAIL INTERNATIONAL LTD.,
                                a British Virgin Island corporation

                                By: /s/ Amiram Ofir
                                   ------------------------------------------
                                Name: Amiram Ofir
                                     ----------------------------------------
                                Title: Chief Executive Officer
                                     ----------------------------------------


                                SAFE MAIL DEVELOPMENT LTD.,
                                an Israeli corporation

                                By: /s/ Amiram Ofir
                                   ------------------------------------------
                                Name: Amiram Ofir
                                     ----------------------------------------
                                Title: Chief Executive Officer
                                     ----------------------------------------


          [SIGNATURE PAGE TO THE AGREEMENT AND PLAN OF REORGANIZATION]

                                PRINCIPAL STOCKHOLDERS:

                                 /s/ Hannah Ofir
                                ---------------------------------------------
                                Hannah Ofir
                                Place of Residence: Jerusalem
                                                   --------------------------


                                 /s/ Amiram Ofir
                                ---------------------------------------------
                                Amiram Ofir
                                Place of Residence: Jerusalem
                                                   --------------------------


                                OFIR HOLDINGS LTD.

                                By: /s/ Amiram Ofir
                                   ------------------------------------------
                                Name: Amiram Ofir
                                     ----------------------------------------
                                Title: Chief Executive Officer
                                      ---------------------------------------


                                TETRAKTYS LTD.

                                By: /s/ Tadayuki Harada
                                   ------------------------------------------
                                Name: Tadayuki Harada
                                     ----------------------------------------
                                Title: President
                                      ---------------------------------------





          [SIGNATURE PAGE TO THE AGREEMENT AND PLAN OF REORGANIZATION]